Exhibit 23.1

GEORGE STEWART, CPA
316 17TH AVENUE SOUTH
SEATTLE, WASHINGTON 98144
(206) 328-8554  FAX(206) 328-0383

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of George Stewart, Certified Public Accountant consents to the inclusion of our report on the Financial Statements of Seen On Screen TV, Inc., as of October 31, 2015 and 2014 for filing with the Securities Exchange Commission ("SEC").  Our audit report is dated March 16, 2016 for filing with this Form S-1/A.

Very truly yours,

/S/ George Stewart

George Stewart, CPA
May 26, 2016

Audit Report Date:                                        March 16, 2016